Exhibit 5.1

Harney Westwood & Riegels 3501 The Center 99 Queen’s Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

May 1, 2024

060695.0001

TOYO Co., Ltd

the office of Harneys Fiduciary (Cayman) Limited

4th Floor, Harbour Place, 103 South Church Street

P.O. Box 10240, Grand Cayman KY1-1002

Cayman Islands

Dear Sir or Madam

TOYO Co., Ltd (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s new registration statement on Form F-4 filed with the U.S. Securities and Exchange Commission (the Commission) (the New Registration Statement) on May 1, 2024 pursuant to General Instruction H to Form F-4 and Rule 462(b) of the U.S. Securities Act of 1933, as amended (the Securities Act) for the sole purpose of the registration of additional 516,079 ordinary shares of the Company of par value $0.0001 per share (the Ordinary Shares) (including 60,833 Ordinary Shares issuable upon exercise of 60,833 warrants of the Company) (the Additional Shares) and additional 60,833 warrants of the Company, to be issuable upon the completion of the Transactions (as defined in the New Registration Statement).

We are furnishing this opinion as Exhibit 5.1 to the New Registration Statement.

For the purposes of giving this opinion, we have examined the Corporate Documents (as defined in Schedule 1) and the New Registration Statement and the prior registration statement of the Company on Form F-4, including all amendments or supplements thereto, filed with the Commission on 8 March 2024 under the Securities Act (the Prior Registration Statement, together with the New Registration Statement, the Registration Statements). We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

The British Virgin Islands is Harneys Hong Kong office’s main jurisdiction of practice.
Jersey legal services are provided through a referral arrangement with Harneys (Jersey) which is an independently owned and controlled Jersey law firm.
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Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1	Existence and Good Standing. The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

2	Valid Issuance of Shares. The issue and allotment of the Additional Shares as contemplated by the Registration Statements have been duly authorised and, when allotted, issued and fully paid for in accordance with the Registration Statements, and when name of the shareholder is entered in the register of members of the Company, the Additional Shares will be validly issued, allotted, non-assessable and fully paid.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the New Registration Statement and to the reference made to this firm in the Prior Registration Statement under the headings “Enforceability of Civil Liabilities under Cayman Islands Law”, “Material Tax Considerations” and “Legal Matters” and elsewhere in the prospectus included in the Prior Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Harney Westwood & Riegels
Harney Westwood & Riegels

Schedule 1

List of Documents and Records Examined

1	The certificate of incorporation of the Company dated 16 May 2023;

2	The amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on 1 March 2024 and effective at Merger Closing (as defined therein) (the M&A);

3	A certificate of good standing dated 27 February 2024 in respect of the Company, issued by the Registrar of Companies in the Cayman Islands (the Certificate of Good Standing);

4	The register of members and register of directors of the Company provided to us on 4 March 2024; and

5	A copy of the unanimous written resolutions of the directors of the Company dated 1 March 2024 (the Resolutions);

Copies of 1-5 above have been provided to us by the Company’s registered office provider (together the Corporate Documents)

6	The Registration Statements.

Schedule 2

Assumptions

1	Authenticity of Documents. Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals. All original Corporate Documents are authentic, all signatures, initials and seals are genuine.

2	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete as at the date of the passing of the Resolutions.

3	Constitutional Documents. The M&A remain in full force and effect and are otherwise unamended.

4	Conversion. The conversion of any shares in the capital of the Company will be effected via legally available means under Cayman law.

5	No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets.

6	Resolutions. The Resolutions have been duly executed by and on behalf of each director, and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed. The Resolutions remain in full force and effect.

7	Unseen Documents. Save for the Corporate Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statements. There is no contractual prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the Additional Shares.

8	Registration Statements. The validity and binding effect under the laws of the United States of America of the Registration Statements and that the Registration Statements will be duly filed with and declared effective by the Commission prior to, or concurrent with, the sale of the ordinary shares of the Company pursuant to the Registration Statements.

9	Prospectus. The prospectus contained in the Registration Statements, when declared effective will be substantially in the same form as that examined by us for purposes of this opinion.

10	NASDAQ Rules. The offering and the transactions contemplated thereunder complies with the requirements of the applicable rules of NASDAQ.

11	Invitation. No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any ordinary shares of the Company.

Schedule 3

Qualifications

1	Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

2	Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing. The Company shall be deemed to be in good standing under section 200A of the Companies Act (Revised) of the Cayman Islands (the Companies Act) on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar of Companies in the Cayman Islands has no knowledge that the Company is in default under the Companies Act.

3	We have undertaken no enquiry and express no view as to the compliance of the Company with the International Tax Co-operation (Economic Substance) Act (2021 Revision).

4	In this opinion the phrase non-assessable means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares, have any obligation to make further contributions to the Company’s assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

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